UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 28, 2006

ENIGMA SOFTWARE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	33-08070-LA	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Stamford Landing, Suite 100, Stamford, CT 06902

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 360-0646

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, Enigma Software Group, Inc., a Delaware corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, the “Holder”), and immediately closed the transaction pursuant to which the Company issued secured debentures, convertible into shares of common stock of the Company, in the principal amount of one million dollars ($1,000,000) (the “Debentures”). The Holder funded five hundred thousand dollars ($500,000) to the Company upon the initial closing and the Holder will fund an additional five hundred thousand dollars ($500,000) to the Company immediately prior to the filing of registration statement covering the shares of common stock underlying the Debentures with the Securities and Exchange Commission. The Debentures bear interest at 12% per annum and are due in June of 2011. The Company also entered into a Registration Rights Agreement with the Holder, whereby the Company agreed to register the shares of Common Stock issuable pursuant to the conversion of the Debentures.

The Debentures are convertible into shares of Common Stock of the Company at the lesser of seven cents ($.07), or seventy-five percent (75%) of the lowest closing bid price of the Common Stock during the twenty (20) trading days immediately preceding a notice of conversion.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above and 5.03 below.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2006, the Company filed a Certificate of Designation with the Secretary of the State of Delaware. The Certificate of Designation provided for a single series of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock is 10,000,000 shares. The Series A Preferred Stock was issued as part of the Debentures to the Executive Chairman and the CEO in exchange for all of the shares of Common Stock that they own. The purpose of this exchange was to provide anti-dilution protection to the Company’s management team up to eight-five percent (85%), in light of the potential dilutive effect upon conversion of the Debentures. The Series A Preferred Stock automatically converts into Common Stock upon the repayment or conversion in full of the Debentures. The Series A Preferred Stock does not have any preference with respect to the Common Stock of the Company. The shares of Series A Preferred Stock vote on an as converted basis with the shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
4.1	Certificate of Designation of Series A Convertible Preferred Stock, filed June 29, 2006.

10.1	Subscription Agreement, dated June 28, 2006, by and among Enigma Software Group, Inc., Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

10.2	Debenture Registration Rights Agreement, dated June 28, 2006, by and among Enigma Software Group, Inc., Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

10.3	Debenture Agreement, dated June 28, 2006, by and among Enigma Software Group, Inc., Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

10.4	Share Exchange Agreement, dated June 28, 2006, among Enigma Software Group, Inc., Colorado Stark and Alvin Estevez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENIGMA SOFTWARE GROUP, INC.

Date: June 30, 2006	By:	/s/ Alvin Estevez
Alvin Estevez
President and Chief Executive Officer

By:	/s/ Colorado Stark
Colorado Stark
Executive Chairman

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Designation of Series A Preferred Stock, filed June 29, 2006.

10.1	Subscription Agreement, dated June 28, 2006, by and among Enigma Software Group, Inc., Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

10.2	Debenture Registration Rights Agreement, dated June 28, 2006, by and among Enigma Software Group, Inc., Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

10.3	Debenture Agreement, dated June 28, 2006, by and among Enigma Software Group, Inc., Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP.

10.4	Share Exchange Agreement, dated June 28, 2006, among Enigma Software Group, Inc., Colorado Stark and Alvin Estevez.